UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 22, 2024

NOCTURNE ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40259	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

P.O. Box 25739, Santa Ana, CA 92799

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 935-0312

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share, $0.0001 par value and one right	MBTCU	The Nasdaq Stock Market LLC
Ordinary shares included as part of Units	MBTC	The Nasdaq Stock Market LLC
Rights included as part of the Units	MBTCR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

On February 22, 2024, Nocturne Acquisition Corporation, a special purpose acquisition company incorporated as a Cayman Islands exempted company (the “Company”) held an extraordinary general meeting (the “Meeting”). At the Meeting, the Company’s shareholders approved an amendment to the Company’s Amended and Restated Memorandum and Articles of Association (the “Charter”, and such amendment the “NTA Requirement Amendment”) to delete: (i) the limitations that the Company shall not consummate a business combination (as defined in the Charter) if it would cause the Company’s net tangible assets (“NTAs”) to be less than $5,000,001; and (ii) the limitations that the Company shall not redeem or repurchase its ordinary shares in an amount that would cause the Company’s NTAs to be less than $5,000,001 following such redemptions or repurchases, as applicable. The NTA Requirement Amendment became effective on February 22, 2024, upon approval by the Company’s shareholders at the Meeting.

The foregoing description is qualified in its entirety by reference to the NTA Requirement Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 is incorporated herein by reference to this Item 5.03.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Meeting, an aggregate of 3,769,200 ordinary shares of the Company, which represents a quorum of the outstanding ordinary shares entitled to vote as of the record date of December 29, 2023 (the “Record Date”), were represented in person or by proxy at the Meeting.

At the Meeting, the Company’s shareholders voted on the following proposal, which was approved:

(1) The NTA Requirement Amendment Proposal - A proposal to amend, by special resolution, the Company’s Amended and Restated Memorandum and Articles of Association (as amended) (our “charter”) to delete: (i) the limitations that the Company shall not consummate a business combination (as defined in the charter) if it would cause the Company’s net tangible assets (“NTAs”) to be less than $5,000,001; and (ii) the limitations that the Company shall not redeem or repurchase its ordinary shares in an amount that would cause the Company’s NTAs to be less than $5,000,001 following such redemptions or repurchases, as applicable (the “NTA Requirement” and such proposal the “NTA Requirement Amendment Proposal”).

For	Against	Abstain
3,769,199	1	0

The Company had solicited proxies in favor of an adjournment proposal which would have given the Company authority to adjourn the Meeting to solicit additional proxies. As there were sufficient shares voted in favor of the NTA Requirement Amendment Proposal, this proposal was not voted upon at the Meeting.

In connection with the Meeting, shareholders holding 621 public shares (representing approximately 0.03% of the Company’s outstanding public shares and approximately 0.01% of the Company’s outstanding ordinary shares generally as of the Record Date) exercised their right to redeem their shares for a pro rata portion of the funds in the Company’s Trust Account.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits
3.1	Certified Amendment to Amended and Restated Memorandum and Articles of Association.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOCTURNE ACQUISITION CORPORATION

By:	/s/ Ka Seng (Thomas) Ao
	Name:	Ka Seng (Thomas) Ao
	Title:	Director & Chief Financial Officer

Dated: February 28, 2024

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